EXHIBIT 99.1

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL 60563, (630) 954-0400

FOR IMMEDIATE RELEASE:	May 9, 2014

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Andrew J. Norstrud

Chief Executive Officer
Phone: (630) 954-0400
Fax: (630) 954-0595
E-mail: invest@genp.com

Howard Gostfrand
Investor Relations
American Capital Ventures
Phone: (305) 918-7000
Email: info@amcapventures.com

General Employment Enterprises, Inc. Appoints Experienced
Financial Executive Frank Elenio as Chief Financial Officer

NAPERVILLE, IL, May 9, 2014 - General Employment Enterprises, Inc. (NYSE MKT: JOB) (the "GEE" or “General Employment”) is pleased to announce that it has appointed experienced financial executive Francis (Frank) Elenio as its Chief Financial Officer, effective May 6, 2014.

Frank Elenio has been a financial and accounting professional for over 25 years, 15 of which he has served as Chief Financial Officer and a member of executive management. Mr. Elenio has held the position of Chief Financial Officer for SignalPoint Holding Corp., a privately-owned telecommunications company, Wilshire Enterprises, Inc., a real estate investment company, as well as GoAmerica, Inc. (“GOAM”) and RoomLinX, Inc. (“RMLX”), both publicly-traded entities. Mr. Elenio has also acted as Managing Director of Reeff Consulting, LLC, a financial and business advisory firm providing outsourced financial and consulting services for start-up to mid-sized companies.  Mr. Elenio was a strategic and financial advisor to Premier Wealth Management, Inc., a wealth management company located in Lugano, Switzerland that managed in excess of $500 million. Mr. Elenio began his career with Ernst & Young LLP (then Ernst & Whinney) in the entrepreneurial services area where he worked directly with small to mid-size emerging growth companies, and then with KTI, Inc., a waste recycling company, where he was Corporate Controller and ultimately, Vice President of Finance.  After successfully transitioning KTI’s financial operations to Maine, Mr. Elenio joined Bogen Communications, Inc. as Controller in 1997.

Mr. Elenio holds an MBA in Finance from Seton Hall University and is a Certified Public Accountant.  In addition, Mr. Elenio is an adjunct professor at Seton Hall University where he teaches Finance at the graduate and undergraduate level. Mr. Elenio has served as a member of the Board of Directors of Xplore Technologies Corp., a company engaged in the development, integration and marketing of rugged wireless computers.

Andrew Norstrud, Chief Executive Officer of General Employment Enterprises, commented, “General Employment is committed to executing on its strategic growth initiatives. Frank’s work experience with public companies, financial and accounting acumen, advisory background, as well as his education and certification, will contribute to the successful navigation and implementation of these initiatives moving forward. We look forward to him becoming an integral part of our team and to working together to get the Company to the next level.”

Frank Elenio stated, “In my opinion, the Company has tremendous opportunities to grow in the time ahead and solid plans in place to capitalize on them. I look forward to being part of the team that executes on these initiatives, and achieves growth for General Employment and value for its shareholders.”

More information on this release can be found on file with the Securities & Exchange Commission at www.sec.gov.

About General Employment

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893.  The Company provides staffing services through a network of 22 branch offices located in eleven states. The Company operates in two industry segments, providing professional staffing services and light industrial staffing services.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s  annual report on Form 10-K for the fiscal year ended September 30, 2013, and in the Company’s other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.